SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                      _______________________

                             FORM 8-K


                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934



                 Date of Report: November 19, 1997


                          ShoLodge, Inc.
      (Exact name of registrant as specified in its charter)


                             Tennessee
                  (State or other jurisdiction of
                  incorporation or organization)

            0-19840                          62-1015641
   (Commission File Number)        (I.R.S. Employer Identification
                                               Number)

                       130 Maple Drive North
                        Hendersonville, TN
             (Address of principal executive offices)

                               37075
                            (Zip Code)

                           615-264-8000
                  (Registrant's telephone number)
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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

On November 19, 1997, the Company completed a sale/leaseback transaction under which it sold the real property relating to 14 Sumner Suites hotels for a total sales price of $140.0 million and simultaneously executed a long-term lease under which it will continue to operate the hotels. The lease calls for an initial annual rent payment of $14.0 million. Beginning in 1999, additional rent will be payable at 8% of each hotel's revenue in excess of the 1998 (base) year. The lease is for an initial term of ten years with ten, five-year renewal options. The lessor retains $28.0 million from the transaction; a security deposit of $14.0 million to be held until the end of the lease term, and a guaranty deposit of $14.0 million to be held until a certain rent coverage level is reached.

The $140 million gross proceeds of the transaction have been applied to (1) reduce debt by $32.7 million by paying off the Company's revolving bank credit facility, a bank line of credit loan, and furniture, fixture and equipment loans on the properties sold, (2) pay fees and expenses of this transaction in an amount of $1.3 million, (3) pay rent for the balance of the month of November in the amount of $462,000, (4) fund the required security deposit and guaranty deposit of $14.0 million each, and (5) invest in temporary short-term securities in the amount of $77.5 million until needed to be invested in productive assets within the next six months.

The effect of this transaction on a pro forma basis, had it occurred as of the beginning of the year ended December 29, 1996, would be to increase rent expense by approximately $9.2 million, decrease depreciation and amortization expense by approximately $4.0 million, and decrease net interest expense by approximately $7.2 million.

The pro forma effect on the three quarters ended October 5, 1997, would be to increase rent expense by approximately $7.1 million, decrease depreciation and amortization expense by approximately $3.1 million, and decrease net interest expense by approximately $7.0 million.

On a pro forma basis as of October 5, 1997, the Company's cash would increase by $82.3 million, cash deposits would increase by $28.0 million, net property and equipment would decrease by $101.7 million, net other assets would decrease by $2.5 million, a deferred gain of approximately $32.1 million would be added, short-term debt would decrease by $2.7 million, and long-term debt would decrease by $23.3 million.


 ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


        (b)    Proforma condensed financial statements

              See narrative description in Item 2 above.

        (c)    Exhibits:

        10.1. Purchase and Sale Agreement by and between ShoLodge, Inc. and certain of its Affiliates, as Sellers, and Hospitality Properties Trust, as Purchaser, dated October 24, 1997. (1)

        10.2 Agreement to Lease between Hospitality Properties Trust and ShoLodge, Inc. dated October 24, 1997. (1)

        10.3 Form of Lease Agreement to be entered into between certain Affiliates of ShoLodge, Inc., as Tenant, and Hospitality Properties Trust, as Landlord. (1)

        10.4 Form of Security Agreement to be entered into between certain Affiliates of ShoLodge, Inc., as Tenant, and Hospitality Properties Trust, as Secured Party. (1)

        10.5 Form of Assignment and Security Agreement to be entered into between certain Affiliates of ShoLodge, Inc., as Assignor, and Hospitality Properties Trust, as Assignee. (1)

        10.6 Form of Stock Pledge Agreement to be entered into between ShoLodge, Inc., as Pledgor, and Hospitality Properties Trust, as Secured Party.
(1)

        10.7 Form of Limited Guaranty Agreement to be entered into by ShoLodge, Inc., as Guarantor, for the benefit of Hospitality Properties Trust.
(1)

        10.8 Letter between Hospitality Properties Trust and ShoLodge, Inc. dated November 19, 1997.

        99.1. Press release issued by ShoLodge, Inc. on November 19, 1997.


(1) Incorporated by reference to the Company's Current Report on Form 8-K filed November 13, 1997.

                              Signatures


        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SHOLODGE, INC.

Date: December 3, 1997             By : /s/ Bob Marlowe
                                       Bob Marlowe
                                       Secretary-Treasurer
                                       Chief Accounting Officer